SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement            [ ]  Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               -----------------

                   AMERICA FIRST PREP FUND 2 PENSION SERIES
                              LIMITED PARTNERSHIP



               (Name of Registrant as Specified in its Charter)
                               -----------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Dated Filed:


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AMERICA FIRST COMPANIES
1004 FARNAM STREET
OMAHA, NEBRASKA 68102
TELEPHONE (402) 444-1630
                                                           [AMERICA FIRST LOGO]


Date: ____________, 1998



Dear _____________,

Thank you for promptly casting your vote regarding the proposed merger of America First PREP 2 Pension Fund into America First Mortgage Investments, Inc., a newly formed Mortgage REIT.

You voted not to participate in the new REIT, indicating that you wished to retain your position in America First PREP 2 Pension Fund. A number of your fellow unitholders who voted "YES" to retain their current position in America First PREP 2 Pension Fund did not realize that by voting "YES" on the Retention Option Form for the retention option that they excluded themselves from participating in the new REIT. By not participating in the new REIT, they will continue to receive Form K-1s and will not have the liquidity resulting from the shares of common stock of the new REIT being traded on the New York Stock Exchange, following the merger. For further information regarding the retention option and the risks and benefits of the merger, please refer to the Consent Solicitation Statement/Prospectus.

If you do not wish to change your current election, not to participate in the proposed merger, simply discard this notice.

To be a valid revocation of your previous election, the enclosed Retention Option Form must be received by April 9, 1998. Please complete, sign, date and return the enclosed Retention Option Form using the enclosed postage-paid envelope or follow the other delivery instructions set forth in the last paragraph of the enclosed form.

Sincerely,



Maurice E. Cox, Jr.
Executive Vice President

Enclosure



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